Exhibit 10.1

August 10, 2009

NRDC Acquisition Corp.

3 Manhattanville Road

Purchase, NY 10577

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Re: NRDC Acquisition Corp. Conversion

Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you for the purposes of amending the terms of the Letter Agreement (the “Insider Letter”) that you entered into in connection with the Underwriting Agreement, dated October 17, 2007 (the “Underwriting Agreement”), by and between Banc of America Securities LLC, as representative of the several underwriters named in Schedule A thereto, and NRDC Acquisition Corp. (the “Company”), relating to an underwritten initial public offering (the “IPO”) of 41,400,000 of the Company’s Units (including the underwriter’s option to purchase 5,400,000 Units), each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (a “Warrant”) and cancelling your Shares (as defined below).

Background

On August 7, 2009, the Company entered into a Framework Agreement (the “Framework Agreement”) by and between the Company and NRDC Capital Management, LLC (the “Sponsor”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will convert from a special purpose acquisition corporation into a corporation that will be qualified as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In order to consummate the transactions contemplated by the Framework Agreement, the Company must amend its amended and restated certificate of incorporation, as described in more detail herein, and is seeking the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon to approve such amendment (the “Stockholder Approval”).

Amendments to Insider Letter

1.            Upon receipt of the Stockholder Approval, Paragraph 7 of the Insider Letter relating to the Company obtaining an opinion from an independent investment banking firm that such transaction is fair to the Company’s stockholders from a financial perspective shall be terminated and be of no force and effect as if it was never originally included in the Insider Letter.

2.            Upon receipt of the Stockholder Approval, Paragraph 10 of the Insider Letter relating to recommending or taking any action to amend or waive any provisions of Article Fifth or Sixth of the Company’s Second Amended and Restated Certificate of Incorporation shall be terminated and be of no force and effect as if it was never originally included in the Insider Letter.

3.            Upon consummation of the transactions contemplated by the Framework Agreement (the “Closing”), Paragraph 6 of the Insider Letter shall be amended in its entirety and replaced with the following:

“6.

Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept (a) any compensation, finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination and (b) any finder’s fee, consulting fee or any other compensation or fees from the Company or any other person or entity in the event the undersigned or any affiliate of the undersigned originates a Business Combination; provided, that the undersigned and any affiliate of the undersigned will be entitled to reimbursement from the Company for the undersigned’s reasonable out-of-pocket expenses related to identifying, investigating and consummating a Business Combination.”

4.            Upon the Closing, Paragraph 12 of the Insider Letter shall be amended in its entirety and replaced with the following:

“12.

As used herein, (a) a “Business Combination” shall mean (i) the Company’s initial acquisition of one or more operating businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, having an aggregate fair market value of at least 80% of the balance held in the Trust Account (excluding the amount held in the Trust Account representing the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition or (ii) consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of August 7, 2009, by and between the Company and NRDC Capital Management, LLC; (b) “Founders” shall mean NRDC Capital Management, LLC, William L. Mack, Robert C. Baker, Richard A. Baker and Lee Neibart; (c) “Insiders” shall mean the Founders and all other officers, directors and stockholders of the Company immediately prior to the Offering; (d) “Insiders Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the Offering (and shall include any shares of Common Stock issued as dividends with respect to such shares); (e) “Placement Warrants” means the Warrants the undersigned has agreed to purchase in a private placement concurrently with the Offering; (f) “Public Stockholders” shall mean the holders of securities issued in the Offering; (g) “Second Restated Certificate” shall mean the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time; and (h) “Trust Account” shall mean the trust account established for the benefit of the Public Stockholders into which a portion of the net proceeds of the Offering will be deposited.”

5.            On or prior to the Closing, the undersigned shall cause the Company to instruct its transfer agent to cancel the number of issued and outstanding shares of Common Stock set forth opposite the undersigned’s name on Attachment A hereto, which number shall not include any shares of Common Stock directly or indirectly acquired by the undersigned after the IPO (the “Shares”), except that after the Closing, the undersigned will continue to hold its Warrants, subject to the revision of the terms of such Warrants pursuant to the Supplement & Amendment to Warrant Agreement, substantially in the form attached hereto as Attachment B. On the Closing the transfer agent shall cancel such Shares in accordance with Section 2.7 of the Framework Agreement, if not previously cancelled. The undersigned hereby agrees to execute such additional documents and to provide the Company or its transfer agent with any further assurances as may be necessary to effect the cancellation of the Shares.

6.            The validity, interpretation, and performance of this Letter Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Letter Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Letter Agreement or the transactions contemplated hereby.

7.            This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate upon the termination of the Framework Agreement.

The undersigned have executed this Letter Agreement as of this 10th day of August, 2009.

NRDC CAPITAL MANAGEMENT, LLC

By: /s/ Richard A. Baker

Name:  Richard A. Baker

Title:  Manager

Agreed and acknowledged, this 10th day of August, 2009:

NRDC ACQUISITION CORP.

By: /s/ Richard A. Baker

Name:	Richard A. Baker
Title:	Chief Executive Officer

Agreed and acknowledged, this 13th day of August, 2009:

BANC OF AMERICA SECURITIES LLC

By: /s/ Douglas E. Neal

Name:	Douglas E. Neal
Title:	Managing Director

Signature Page to Letter Amendment Agreement

Attachment A

Number of Shares to Be Cancelled

Name	Number of Shares to Be Cancelled
William L. Mack	0
Robert C. Baker	0
Richard A. Baker	0
Lee S. Neibart	0
Michael J. Indiveri	20,000
Edward H. Meyer	20,000
Laura Pomerantz	20,000
Ronald W. Tysoe	20,000
Vincent Tese	20,000
NRDC Capital Management, LLC	10,125,000

Attachment B

Form of Supplement & Amendment to Warrant Agreement